BehringerHarvard
SHORT-TERM OPPORTUNITY FUND I LP

Third Quarter Report

Quarter ended September 30, 2010





250 & 290 East John Carpenter Freeway in Dallas (Irving), Texas is an asset of Behringer Harvard Short-Term Opportunity Fund I LP.

Third Quarter Overview

- We are continuing to pursue an opportunity with a prospective tenant on a 15-year, full building lease at the 1221 Coit Road property in Dallas, Texas. We are seeking debt/equity sources to fund the conversion of the property to a data center to meet the needs of this tenant.
- Several prospective tenants have expressed interest in Landmark I & II in Dallas, with one prospect potentially interested in a full-complex lease. If this transaction is completed, we would consider marketing the property for sale in 2011.
- Construction of the Cassidy Ridge condominiums in Telluride, Colorado, is expected to be completed in early 2011. Individual units are being marketed for sale amid a slightly improving local second-home market.
- At 250 & 290 East John Carpenter Freeway in Irving, Texas, we are pursuing several leasing transactions with active prospects. We are working with potential lenders to determine the optimum levels of debt and equity to consummate the transactions, which, if successful, would stabilize this property.
- The Palomar Hotel in Dallas continues to benefit from gradually improving conditions in the hotel industry. Both the available retail space in the hotel and the condominium units at the Residences are 100% leased. We are contemplating initiating a new marketing strategy to restart our sales program for the condominium units in 2011. The extension of the adjacent Katy Trail for running and biking, and the recent groundbreaking for the George W. Bush Presidential Library on the nearby campus of Southern Methodist University, will be attractive new amenities for our prospective buyers.
- An investment group acquired the loan on Plaza Skillman in Dallas and this property was subsequently placed into court-ordered receivership. While we continue to own the property, the receiver is empowered under the agreed order, among other things, to take possession of and operate the property.

Financial Highlights

Some numbers have been rounded for presentation purposes.

(in thousands)	*3 mos. ended Sep. 30, 2010*	*3 mos. ended Sep. 30, 2009*	*9 mos. ended Sep. 30, 2010*	*9 mos. ended Sep. 30, 2009*
Total revenues	$ 7,084	$ 5,466	$ 19,174	$ 16,053
Net operating income[1]	$ 1,401	$ 183	$ 2,723	$ 947
	As of Sep. 30, 2010	*As of Dec. 31, 2009*		
Total assets	$ 206,525	$ 203,009		
Total liabilities	$ 178,875	$ 168,613		

Investor Information

A copy of the Partnership's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov or by written request to the Partnership at its corporate headquarters. You may also elect to sign up for electronic delivery by visiting behringerharvard.com and selecting the option to "Go Paperless" at the top of the home page. For additional information about Behringer Harvard and its real estate programs, please contact us at 866.655.3650.

Consolidated Balance Sheets

(in thousands, except unit amounts)	*As of Sep. 30, 2010*	*As of Dec. 31, 2009*
Assets		
Real estate		
Land	$ 30,085	$ 31,000
Buildings and improvements, net	101,336	101,960
Total real estate	131,421	132,960
Real estate inventory, net	58,846	53,770
Cash and cash equivalents	2,195	1,964
Restricted cash	4,018	2,520
Accounts receivable, net	4,010	3,905
Prepaid expenses and other assets	1,127	1,085
Furniture, fixtures, and equipment, net	1,548	2,424
Deferred financing fees, net	716	1,084
Lease intangibles, net	2,644	3,297
Total assets	$ 206,525	$ 203,009
Liabilities and Equity		
Liabilities		
Notes payable	$ 152,053	$ 142,106
Note payable to related party	13,918	13,918
Accounts payable	3,491	4,697
Payables to related parties	2,220	1,165
Acquired below-market leases, net	-	53
Accrued liabilities	7,122	6,555
Capital lease obligations	71	119
Total liabilities	178,875	168,613
Commitments and contingencies		
Equity		
Partners' capital		
Limited partners – 11,000,000 units authorized, 10,803,839 units issued and outstanding at September 30, 2010 and December 31, 2009	736	11,846
General partners	30,537	24,667
Partners' capital	31,273	36,513
Noncontrolling interest	(3,623)	(2,117)
Total equity	27,650	34,396
Total liabilities and equity	$ 206,525	$ 203,009

Consolidated Statements of Cash Flows

(in thousands, except per unit amounts)	*9 mos. ended Sep. 30, 2010*	*9 mos. ended Sep. 30, 2009*
Cash flows from operating activities		
Net loss	$ (12,616)	$ (11,635)
Adjustments to reconcile net loss to net cash used in operating activities		
Depreciation and amortization	5,542	5,875
Asset impairment loss	2,774	-
Inventory valuation adjustment	1,667	-
Loss on derivative instrument, net	39	435
Change in real estate inventory	(11,036)	(7,754)
Change in accounts receivable	(105)	271
Change in prepaid expenses and other assets	(42)	138
Change in lease intangibles	(116)	(66)
Change in accounts payable	(334)	27
Change in accrued liabilities	(389)	(2,003)
Change in payables or receivables with related parties	1,055	757
Cash used in operating activities	(13,561)	(13,955)
Cash flows from investing activities		
Capital expenditures for real estate	(535)	(346)
Change in restricted cash	(1,498)	(227)
Cash used in investing activities	(2,033)	(573)
Cash flows from financing activities		
Proceeds from notes payable	12,022	2,634
Proceeds from note payable to related party	-	13,200
Payments on notes payable	(2,007)	(2,095)
Payments on capital lease obligations	(48)	(44)
Financing costs	(12)	(74)
Distributions	-	(1,777)
Contributions from general partners	5,870	-
Cash flows provided by financing activities	15,825	11,844
Net change in cash and cash equivalents	231	(2,684)
Cash and cash equivalents at beginning of period	1,964	4,584
Cash and cash equivalents at end of period	$ 2,195	$ 1,900
Supplemental disclosure		
Interest paid, net of amounts capitalized	$ 2,715	$ 4,047
Income tax paid	$ 149	$ 203
Non-cash investing activities		
Notes receivable from noncontrolling interest holder	$ 936	$ -
Capital expenditures for real estate in accrued liabilities	$ 5	$ -
Reclassification of real estate inventory to buildings	$ 4,381	$ 11,500
Non-cash financing activities		
Contributions from noncontrolling interest holder	$ 936	$ -
Financing costs in accrued liabilities	$ -	$ 25

Consolidated Statements of Operations

(in thousands, except per unit amounts)	*3 mos. ended Sep. 30, 2010*	*3 mos. ended Sep. 30, 2009*	*9 mos. ended Sep. 30, 2010*	*9 mos. ended Sep. 30, 2009*
Revenues				
Rental revenue	$ 3,234	$ 2,275	$ 8,108	$ 6,543
Hotel revenue	3,000	2,881	9,386	9,200
Real estate inventory sales	850	310	1,680	310
Total revenues	7,084	5,466	19,174	16,053
Expenses				
Property operating expenses	3,986	3,989	11,877	12,151
Asset impairment loss	-	-	2,774	-
Inventory valuation adjustment	-	-	1,667	-
Interest expense, net	1,375	1,860	4,213	5,236
Real estate taxes, net	482	771	1,958	1,828
Property and asset management fees	441	427	1,318	1,356
General and administrative	207	377	689	1,277
Advertising costs	117	61	235	207
Depreciation and amortization	1,870	1,660	5,270	4,795
Cost of real estate inventory sales	875	263	1,718	263
Total expenses	9,353	9,408	31,719	27,113
Interest income	37	3	105	14
Loss on derivative instrument, net	(1)	(163)	(39)	(435)
Loss from continuing operations before income taxes and noncontrolling interest	(2,233)	(4,102)	(12,479)	(11,481)
Provision for income taxes	(56)	(36)	(137)	(157)
Loss from continuing operations before noncontrolling interest	(2,289)	(4,138)	(12,616)	(11,638)
Discontinued operations				
Income (loss) from discontinued operations	-	(5)	-	3
Net loss	$ (2,289)	$ (4,143)	$ (12,616)	$ (11,635)
Noncontrolling interest in continuing operations	507	764	1,506	1,919
Noncontrolling interest in discontinued operations	-	2	-	(9)
Net loss attributable to noncontrolling interest	507	766	1,506	1,910
Net loss attributable to the Partnership	$ (1,782)	$ (3,377)	$ (11,110)	$ (9,725)
Amounts attributable to the Partnership				
Continuing operations	$ (1,782)	$ (3,374)	$ (11,110)	$ (9,719)
Discontinued operations	-	(3)	-	(6)
Net loss attributable to the Partnership	$ (1,782)	$ (3,377)	$ (11,110)	$ (9,725)
Basic and diluted weighted average limited partnership units outstanding	10,804	10,804	10,804	10,804
Net loss per limited partnership unit – basic and diluted				
Loss from continuing operations attributable to the Partnership	$ (0.17)	$ (0.31)	$ (1.03)	$ (0.90)
Income (loss) from discontinued operations attributable to the Partnership	-	-	-	-
Basic and diluted net loss per limited partnership unit	$ (0.17)	$ (0.31)	$ (1.03)	$ (0.90)

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the "Fund," the "Partnership," "we," "us," or "our") and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, anticipated sales of condominium units, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as "may," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "could," "should," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund's filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2010 and December 31, 2009 and our unaudited, consolidated results of operations and cash flows for the periods ended September 30, 2010 and September 30, 2009.

[1] Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of real estate inventory sales. Management believes that NOI provides an accurate measure of the Partnership's operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net loss has been provided.

BEHRINGER HARVARD
SHORT-TERM OPPORTUNITY FUND I LP

Q3 2010

behringerharvard.com

Net Operating Income (NOI)[1]

(in thousands)	*3 mos. ended Sep. 30, 2010*	*3 mos. ended Sep. 30, 2009*	*9 mos. ended Sep. 30, 2010*	*9 mos. ended Sep. 30, 2009*
Total revenues	$ 7,084	$ 5,466	$ 19,174	$ 16,053
Operating expenses				
Property operating expenses	3,986	3,989	11,877	12,151
Real estate taxes, net	482	771	1,958	1,828
Property and asset management fees	441	427	1,318	1,356
Advertising costs	117	61	235	207
Cost of real estate inventory sales	875	263	1,718	263
Less: Asset management fees	(218)	(228)	(655)	(699)
Total operating expenses	5,683	5,283	16,451	15,106
Net operating income	$ 1,401	$ 183	$ 2,723	$ 947

Reconciliation to Net Loss

Net operating income	$ 1,401	$ 183	$ 2,723	$ 947
Less: Depreciation and amortization	(1,870)	(1,660)	(5,270)	(4,795)
General and administrative expenses	(207)	(377)	(689)	(1,277)
Interest expense, net	(1,375)	(1,860)	(4,213)	(5,236)
Asset management fees	(218)	(228)	(655)	(699)
Asset impairment loss	-	-	(2,774)	-
Inventory valuation adjustment	-	-	(1,667)	-
Provision for income taxes	(56)	(36)	(137)	(157)
Add: Interest income	37	3	105	14
Loss on derivative instrument, net	(1)	(163)	(39)	(435)
Income from discontinued operations	-	(5)	-	3
Net loss	$ (2,289)	$ (4,143)	$ (12,616)	$ (11,635)

In support of our continuing efforts to cut costs and save unit holder capital, Behringer Harvard will discontinue mailing quarterly summary reports beginning in 2011. Quarterly summary reports for each program will be made available online at behringerharvard.com. Unit holders may obtain a hardcopy reproduction of a specific report by contacting the Behringer Harvard Investment Services Department at investment-services@behringerharvard.com or 866-655-3650.

Behringer Harvard Short-Term Opportunity Fund I LP

Third Quarter Report

Date Published 1/11
STI-report-IN-FD-000041-Q3 Report 2010

BEHRINGER HARVARD
SHORT-TERM OPPORTUNITY FUND I LP
15601 Dallas Parkway, Suite 600
Addison, TX 75001

PRESORTED
STANDARD
U.S. POSTAGE PAID
HOUSTON, TX
PERMIT NO. 2187